Exhibit 99.2

July 20, 2007

Inter-Tel (Delaware), Incorporated

1615 S. 52nd Street

Tempe, Arizona 85281

Attention:	Norman Stout
Chief Executive Officer
Facsimile No. 480-449-8929

Dear Norman:

Reference is made to the Agreement and Plan of Merger, dated as of April 26, 2007 (the “Merger Agreement”; capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement), among Inter-Tel (Delaware), Incorporated, a Delaware corporation (the “Company”), Mitel Networks Corporation, a corporation duly organized under the laws of Canada (“Parent”), and Arsenal Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

Parent and Merger Sub hereby waive compliance with Section 2.01(b) of the Merger Agreement for the sole purpose of permitting the Company to represent to the Delaware Court of Chancery that the Company will not consummate the Merger until such time as Vice Chancellor Strine has ruled on plaintiffs’ application for a preliminary injunction (the “Application”) to enjoin the consummation of the Merger (the hearing for which Application will likely be scheduled for August 8, 2007). The parties agree that (a) the condition set forth in Section 9.01(b) of the Merger Agreement shall be deemed to be not satisfied unless and until Vice Chancellor Strine renders a decision on the Application that does not prohibit the consummation of the Merger or the Application is withdrawn, and (b) in no event shall such condition be deemed to be satisfied prior to the close of business on August 8, 2007. Parent, Merger Sub, and the Company hereby reserve all of their respective rights under the Merger Agreement.

This Letter and acceptance of its terms may be executed in counterparts that together shall constitute one instrument.

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Please acknowledge your agreement to the terms of this letter by executing it in the space below and returning it to the undersigned.

Very truly yours,

MITEL NETWORKS CORPORATION

By:	/s/ Steve Spooner
Name: Steve Spooner
Title: Chief Financial Officer

ARSENAL ACQUISITION CORPORATION

By:	/s/ Steve Spooner
Name: Steve Spooner
Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED, AS OF JULY 20, 2007
INTER-TEL (DELAWARE), INCORPORATED

By:	/s/ Norman Stout
Name: Norman Stout
Title: Chief Executive Officer

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